Highly confidential – Internal use only 1 2Q25 EARNINGS PRESENTATION August 7, 2025 2Q 25 E AR N IN GS P RE SE N TA TI ON

2 DISCLAIMER Forward Looking Statements This presentation contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing and investment plans, competitive position, industry and regulatory environment, including potential regulatory reform related to energy credits, uncertainty relating the implementation of tariffs and changes in trade policy, including the reduction or elimination of certain government incentives, ability to provide 100% domestic content trackers, expectations regarding the macroeconomic environment and geopolitical developments, including the effects of tariffs, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” “designed to” or similar expressions and the negatives of those terms. Array’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: changes in growth or the rate of growth in demand for solar energy projects; factors outside of our control affecting the variability and demand for solar energy, including but not limited to, the retail price of electricity, availability of in-demand components like high voltage breakers, various policies related to the permitting and interconnection costs of solar plants, and the availability of incentives for solar energy and solar energy production systems, which makes it difficult to predict our future prospects; competitive pressures within our industry; competition from conventional and renewable energy sources; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; any increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system and reduce the demand for our products; existing electric utility industry policies and regulations, and any subsequent changes or new related policies and regulations, including as a result of the “One Big Beautiful Bill” Act passed by Congress on July 4, 2025, which may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of new and/or additional duties, tariffs and other charges or restrictions on imports and exports; changes in the global trade environment, including the imposition of import tariffs or other import restrictions; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including but not limited to a pandemic, the Ukraine-Russia war, attacks on shipping in the Red Sea, conflict in the Middle East, inflation and interest rates; our ability to convert our orders in backlog into revenue; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, or regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors, which could reduce demand for solar energy systems; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary right; delays in construction projects and any failure to manage our inventory; significant changes in the cost of raw materials; disruptions to transportation and logistics, including increases in shipping costs; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; our ability to retain our key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information; a failure to maintain an effective system of integrated internal controls over financial reporting, which may impair our ability to report our financial results accurately; our substantial indebtedness; risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises; changes to laws and regulations, including changes to tax laws and regulations, that are applied adversely to us or our customers, including our ability to optimize those changes brought about by the passage of the Inflation Reduction Act (“IRA”) or any repeal thereof; our ability to consummate the acquisition of APA Solar, LLC ("APA") and to successfully integrate APA into our existing operations and realize the anticipated benefits of the acquisition; and other factors described in more detail in the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q, our Annual Report on Form 10-K for the year ended December 31, 2024, as filed as Exhibit 99.2 to our June 24, 2025 8-K, and our other documents on file with the U.S. Securities and Exchange Commission, each of which can be found on our website, www.arraytechinc.com. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this presentation with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Non-GAAP Financial Information This presentation includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per share, Adjusted general and administrative expense and Free cash flow. We define Adjusted gross profit as gross profit plus (i) amortization of developed technology and (ii) other costs if applicable. We define Adjusted gross margin as Adjusted gross profit as a percentage of revenue. We define Adjusted EBITDA as net income (loss) to common shareholders plus (i) other (income) expense, net, (ii) gain on extinguishment of debts, net, (iii) foreign currency (gain) loss, net, (iv) preferred dividends and accretion, (v) interest expense, (vi) income tax expense (benefit), (vii) depreciation expense, (viii) amortization of intangibles, (ix) amortization of developed technology, (x) equity-based compensation, (xi) change in fair value of contingent consideration, (xii) certain legal expenses, (xiii) acquisition-related expenses, and (xiv) other costs. We define Adjusted net income as net income (loss) to common shareholders plus (i) amortization of intangibles, (ii) amortization of developed technology, (iii) amortization of debt discount and issuance costs, (iv) gain on extinguishment of debts, net, (v) Series A preferred stock accretion, (vi) equity-based compensation, (vii) change in fair value of contingent consideration, (viii) certain legal expenses, (ix) acquisition-related expenses, (x) other costs, and (xi) income tax (benefit) expense adjustments. We define Adjusted general and administrative expense as general and administrative expense less (i) equity-based compensation, (ii) certain legal expenses, (iii) acquisition-related expenses, and (iv) other costs. We define Free cash flow as Cash provided by (used in) operating activities less purchase of property, plant and equipment. A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this presentation. We calculate net income (loss) per share as net income (loss) to common shareholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted net income per share as Adjusted net income (as detailed above) divided by the basic and diluted weighted average number of shares outstanding for the applicable period. We believe that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing the Company’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Among other limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; do not reflect income tax expense or benefit; and other companies in our industry may calculate Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income differently than we do, which limits their usefulness as comparative measures. Because of these limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income on a supplemental basis. You should review the reconciliation of gross profit to Adjusted gross profit and net income (loss) to Adjusted EBITDA and Adjusted net income below and not rely on any single financial measure to evaluate our business. Market and Industry Data This presentation also contains information regarding our market and our industry that is derived from third-party research and publications. That information may rely upon a number of assumptions and limitations, and we have not independently verified its accuracy or completeness. 2Q 25 E AR N IN GS P RE SE N TA TI ON

ARRAY

2Q25 EARNINGS PRESENTATION

GENERATING ENERGY WITH INTEGRITY FOR A SUSTAINABLE WORLD

Putting passion into action	Respecting what's right	Problem-solving through technology and teamwork

ARRAY TECHNOLOGIES

Leading the way to a brighter, smarter future

- **A global leader** advancing the future of clean energy
- Headquartered in **Albuquerque, New Mexico**
- **1,000+** employees globally
- **30+ years of excellence**
- **343 total patents**, 167 additional pending
- **An industry leader** in reliability, durability and quality
- ARRAY solar trackers are engineered for **peak performance and long life**
- One of **America's Most Responsible Companies**[1]

Demonstrated Track Record of Delivering Power Across the Globe for 30+ Years


91 GW
delivered globally

(1) Newsweek America's Most Responsible Companies 2024

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Highly confidential – Internal use only 4 BUSINESS UPDATE Kevin G. Hostetler, Chief Executive Officer Neil Manning, President & Chief Operating Officer 2Q 25 E AR N IN GS P RE SE N TA TI ON

2025 SECOND QUARTER HIGHLIGHTS

ARRAY

$362.2M

REVENUE

+42% vs. 2Q24, **+20%** vs. 1Q25

+52% YoY Volume growth vs. 2Q24

+84% YTD YoY Volume growth

$97.1M & 26.8%

GROSS PROFIT & MARGIN

$100.8M & 27.8%

ADJ. GROSS PROFIT & ADJ. MARGIN (1)

$28.5M & $63.6M

NET INCOME & ADJUSTED EBITDA(1)

+15% YoY Adj. EBITDA(1) growth vs. 2Q24

+28% YTD YoY Adj. EBITDA(1) growth

APA ACQUISITION(2)

- Major step forward in Balance of System Strategy (BOSS) enabling us to provide customers an integrated tracker + foundation solution

CAPITAL STRUCTURE

- Revolving Credit Facility renewed
- $345M convertible notes issued
- 2027 Term loan paid-off
- $100M of existing 2028 convertible notes repurchased

$1.8B ORDERBOOK

- Improved project margin & product mix from descoping and reconfiguring legacy fixed-price VCA
- ~1x book-to-bill ex-VCA activity
- OmniTrack™ & SkyLink™ now represent >35% of orderbook

(1) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure

(2) Definitive agreement announced in June'25, such closing remains subject to satisfaction of various closing conditions

2Q25 EARNINGS PRESENTATION

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APA SOLAR STRATEGIC HIGHLIGHTS

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2Q25 EARNINGS PRESENTATION

Market Diversification	Expanded Product Offerings	Platform for Growth

Engineered Foundation Solutions

- Address difficult subsurface needs in frost heave, hard, and mixed soils without requiring expensive and difficult to maintain specialized equipment for installation
- Integration of the tracker and foundation increases system efficiency and customer value by removing product constraints and enabling cost reductions

Fixed-Tilt Mounting Systems

- Diversification into the fixed-tilt segment expands ARRAY's addressable market and product portfolio
- Fixed tilt systems are often a preferred choice for commercial and industrial (C&I) projects and are increasingly being deployed into utility-scale projects

Financial Benefits

- Attractive valuation of ~7.4x trailing 12 months EBITDA excluding 45X credits[1]
- Expected to be high-single-digit percentage accretive to Adjusted EPS *before* synergies
- Impactful supply chain and commercial synergies


ARRAY
Products in
Gold
APA
Products in
Blue


TITAN
TITAN DUO


READYRACK

(1) Transaction value shown includes the net present value of expected tax savings that will be created by stepping up the tax basis of APA's assets.

Note: Acquisition of APA remains subject to satisfaction of various closing conditions

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NAVIGATING NEAR-TERM UNCERTAINTY

ARRAY

	Challenges	Actions
OBBB[1]	▶ ITC/PTC credit eligibility window reduced; projects must "commence construction" before mid'26 or placed in service by end of '27 ▶ FEOC restrictions affect projects that start construction in 2026; Treasury clarifications pending	▶ Disciplined and customer-centric outreach ▶ Maintaining operational agility despite regulatory headwinds ▶ Expansion of our domestic supply chain minimizes exposure and positions us to compete under new FEOC restrictions
Executive Order & Safe Harbor	▶ Near-term uncertainty until Treasury releases guidance mid-August on "commence construction" ▶ New Interior policy requiring approval of solar on federal lands introduces additional hurdles	▶ Refining our safe harbor offerings to prepare for potential acceleration in tracker sales ▶ Domestic content leadership with differentiated non-pre-drilled torque tubes better support customers' safe harbor strategies while maintaining module flexibility
Tariffs & Commodity Pressure	▶ Direct – rising commodities and tariffs are increasing input costs ▶ Indirect – higher costs for modules and BOS components may impact project economics	▶ Proactively procuring commodity and tariff impacted components ▶ Contracts tuned for tariff cost recovery ▶ Optimized supply chain limits tariff exposure
Competitive Dynamics	▶ Industry consolidation becoming more prominent with tax credit phase down ▶ Customers seeking integrated solutions to help reduce project costs and increase returns	▶ Announced acquisition of APA Solar, expected to close in coming weeks[2] ▶ Expanded product portfolio supports customers weather mitigation needs ▶ Monitoring competitors and peers for strategic opportunities amid market shifts

(1) OBBB = One Big Beautiful Bill
(2) Closing remains subject to satisfaction of various closing conditions

2Q25 EARNINGS PRESENTATION
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Highly confidential – Internal use only 8 ALL THE EXISTING BENEFITS OF DURATRACK AND OMNITRACKTM ► Passive wind mitigation ► High power density – Up to 120 modules per row ► ARRAY SmarTrack optimized for backtracking, diffuse response, and extreme weather protection ► Large format module capability ► Each motor powers more than 1 MW of generation PLUS NEW FEATURES TO COMBAT EXTREME WEATHER AND HAIL ► Designed for wind and hail protection at optimal angle (77°) in either direction ► Powerful AC motors drive trackers to cross the flat position (0°) and stows away from direction of the wind without torsional galloping ► Logs stow event history – critical information for insurance considerations 2Q 25 E AR N IN GS P RE SE N TA TI ONPRODUCT UPDATES HAIL XPTM PASSIVE WIND MITIGATION ~2-4% energy gain compared to active stow trackers DESIGNED FOR WIND & HAIL No risky stow decision needed – Hail XP does both + STOWING AUTOMATION Integrates seamlessly with SmarTrack Hail Alert Response Built upon proven DuraTrack® and SmarTrack® Hail Alert Response designs

Highly confidential – Internal use only 9 ► Our first Array Days with a targeted focus on technical attendees: ► Engineers from utilities, developers, EPCs, and third-party engineering firms ► Topics included design optimization, Hail Mitigation, energy gains with Array's patented passive wind stow technology, and SmarTrack® ► Over 70 attendees from 35+ customers ► Highest participation and engagement to date for our ARRAY Days program 100% DOMESTICALLY SOURCED TRACKER (1) ► Established new U.S. production lines with valued partners enabling 100% domestic content(1) DuraTrack® and OmniTrackTM trackers ► Announced agreement to supply over 200 MWac of ARRAY OmniTrack trackers to ENGIE’s Emerald Green Solar project in Indiana ► ARRAY’s first full-site deployment of 100% domestic content(1) tracker solution; deliveries expected to begin in 3Q 2025 TECHNICAL ARRAY DAYS CHICAGO SUPPLY CHAIN & COMMERCIAL UPDATES (1) 100% of the domestic content assigned cost under the U.S. Treasury Department’s latest guidance (Notice 2025-08) issued in January 2025 2Q 25 E AR N IN GS P RE SE N TA TI ON

10 FINANCIAL UPDATE H. Keith Jennings, Chief Financial Officer 2Q 25 E AR N IN GS P RE SE N TA TI ON

11 2Q25 FINANCIAL HIGHLIGHTS Performance driven by volume growth from commercial execution YEAR OVER YEAR ► Revenue + 42% ► Adj. GP + 12% ► Adj. EBITDA + 15% ► Adj. EPS + 26% $362.2 $302.4 $255.8 2Q25 1Q25 2Q24 Revenue $0.19 $0.02 $0.08 $0.25 $0.13 $0.20 2Q25 1Q25 2Q24 Diluted EPS Adj. EPS 2Q 25 E AR N IN GS P RE SE N TA TI ON $97.1 $76.4 $86.0 $100.8 $80.1 $89.6 26.8% 25.3% 33.6%27.8% 26.5% 35.0% 2Q25 1Q25 2Q24 Gross Profit (GAAP) Adj. Gross Profit Gross Margin (GAAP) Adj. Gross Margin $M $M $28.5 $2.3 $11.9 $63.6 $40.6 $55.4 17.5% 13.4% 21.7% 2Q25 1Q25 2Q24 Net Income Adj. EBITDA Adj. EBITDA Margin $M (1) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure (1) (1) (1) (1) (1) SEQUENTIAL ► Revenue + 20% ► Adj. GP + 26% ► Adj. EBITDA + 57% ► Adj. EPS + 96%

12 2Q25 FINANCIAL RESULTS Strong results exceeded expectations in revenue, adjusted EBITDA(1) and adjusted EPS (1) FINANCIAL PERFORMANCE ► Q2 Revenue growth of 42% over 2Q24, largely driven by market share growth ► Q2 Adjusted Gross Margin(1) of 27.8%, improved by 130 bps from 1Q25, primarily due to higher mix of domestic projects, volume increase and 45X benefits ► Significant free cash flow reflective of strong Adjusted EBITDA(1) and cash conversion cycle ($ in millions, except EPS Data) 2Q25 1Q25 2Q24 Revenue $362.2 $302.4 $255.8 Gross margin 26.8% 25.3% 33.6% Net income (loss) to Common Shareholders $28.5 $2.3 $11.9 Diluted EPS $0.19 $0.02 $0.08 Adjusted gross margin(1) 27.8% 26.5% 35.0% Adjusted EBITDA(1) $63.6 $40.6 $55.4 Adjusted EBITDA margin(1) 17.5% 13.4% 21.7% Adjusted net income(1) $38.8 $19.7 $30.6 Adjusted EPS(1) $0.25 $0.13 $0.20 Free Cash Flow(1) $37.2 ($15.4) $1.8 (1) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure 2Q 25 E AR N IN GS P RE SE N TA TI ON

13 LEVERAGE and LIQUIDITY (1) LC hold does not represent a balance sheet commitment and; therefore, is not considered part of net debt; however, LC hold in excess of $50 million will be reflected in covenant test. LC hold balances as of June 30, 2025 (2) Represents outstanding principals of respective instruments (3) Trailing Twelve Months (TTM) Adj EBITDA of $196M as of June 30,2025 Current Leverage Corporate Ratings: B1 (Stable) / B+ (stable) As of June 30, 2025 ($ millions) Amount xEBITDA(3) Cash & Cash Equivalents $377.3 Revolving Credit Facility (RCF) ($166)(2) $0.0 Senior Secured Term Loan B(2) $0.0 Total Secured Debt $0.0 NA Net First Lien Leverage ($377.3) NA Convertible Notes due 2028(2) $325.0 Convertible Notes due 2031(2) $345.0 Other Debt $39.3 Total Debt $709.3 3.6X Net Debt $332.1 1.7X Net Available Liquidity ($ millions) As of June 30, 2025 Cash & Cash Equivalents $377.3 RCF $166.0 Less LC hold(1) ($32.3) Available Liquidity $510.9 2Q 25 E AR N IN GS P RE SE N TA TI ON Total availability liquidity maintained at over �500M with Net Debt leverage of 1.7X

CAPITAL STRUCTURE

ARRAY

Capital markets transactions create strategic operating runway

Post-Transactions Improvements

- Revolving Credit Facility (RCF) amended, extended, and Term Loan paid-off; new convertible refinanced 2027 maturity and unlocks additional 1-year RCF maturity extension to Oct'28
- Currently no outstanding senior secured debt
- Repurchased $100M of 2028 Convertible Notes at a ~20% discount
- Effective annualized interest expense reduced by ~130bps or ~$9M across portfolio; At current cash levels effective breakeven net interest expense/income
- Capped calls on new convertible primarily funded by discount capture

Capital Structure Obstacles Entering 2025

- RCF already current, maturing in Oct'25
- $696M of debt maturing over the next 3.5 years with $230M set to go current in the next 6 quarters
- Preferred stock becomes mandatory cash pay in Aug'26, which will add ~$32 million in annual cash carry
- Total cost of debt ~3.4% (~4.6% including Preferred). Refinancing with straight rate debt likely to result in higher interest expense

Maturity Profile Ending 2Q25 (1)

Issuance of 2031 convertible senior notes shifts average maturity profile ~2 yrs to mid-2029



$30.9
$5.9
$2.5
$325.0
RCF(2) $166M
$0.0
$0.0
$345.0
2025
2026
2027
2028(2)
2029
2030
2031
$ Millions

Maturity Profile Ending 1Q25 (1)



RCF(3) $200M
$33.1
$10.2
$227.8
$425.0
$0.0
$0.0
$0.0
2025(3)
2026
2027
2028
2029
2030
2031
$ Millions

(1) Represents outstanding principals of respective instruments
(2) RCF maturity Oct'28 with total capacity of $166M; $0 outstanding as of June 30, 2025
(3) RCF previously set to mature in Oct'25 with total capacity of $200M; $0 outstanding as of March 31,2025

2Q25 EARNINGS PRESENTATION

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REVISED 2025 FULL YEAR GUIDANCE

ARRAY

2Q25 EARNINGS PRESENTATION

Raising full-year revenue outlook and increasing midpoint of profitability metrics

FY2025	Previous Guidance	Revised Guidance
Revenue	$1.05B - $1.15B	**$1.180B - $1.215B**
Adjusted Gross Margin	29% - 30%	**28% - 29%**
Adjusted EBITDA	$180M - $200M	**$185M - $200M**
Adjusted Net Income per common share	$0.60 - $0.70	**$0.63 - $0.70**
Adjusted G&A	$144M - $152M	**$150M-$155M**
Capital Expenditures	$30M-$35M	**$30M-$35M**
Free Cash Flow	$115M-$130M	**$115M-$130M**

Excludes the potential impact of the acquisition of APA Solar, subject to satisfaction of various closing conditions

(1) Guidance includes benefits related to the Inflation Reduction Act Section 45X Advanced Manufacturing Production Credit for torque tube and structural fastener manufacturing.

(2) A reconciliation of projected adjusted gross margin, adjusted EBITDA, adjusted net income per share, adjusted G&A, and free cash flow, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from adjusted EBITDA and adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, "non-GAAP adjustments"). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2025 guidance, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results.

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ARRAY INVESTMENT HIGHLIGHTS

ARRAY

Leading Solution in High Demand Market

- US domestic demand fueled by significant AI datacenter growth and manufacturing onshoring
- Solar leads the industry as the quickest and least expensive way to deploy energy developments, less than half the lowest cost fossil alternative[(1)]

Differentiated Product Portfolio

- Portfolio built around industry's only passive solution, designed to optimize yield and reduce project complexity
- Expansive product and software portfolio including unique solutions such as Hail XP™, OmniTrack™, and SmarTrack®

Robust Financial Performance

- Strong cash flow generation through various economic cycles and political environments
- Optimized capital structure positioned for growth and portfolio expansion

Experienced Management Team

- Management team with proven experience across, energy, manufacturing, product, and service industries
- High engagement with industry and trade associations

(1) Lazard Levelized Cost of Energy report June 2025

2Q25 EARNINGS PRESENTATION
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17 APPENDIX 2Q 25 E AR N IN GS P RE SE N TA TI ON

Condensed Consolidated Statement of Operations

Array Technologies, Inc.	Three Months Ended June 30,		Six Months Ended June 30,	
(in thousands, except per share amounts) (Unaudited)	2025	2024	2025	2024
Revenue	$ 362,243	$ 255,766	$ 664,606	$ 409,169
Cost of revenue				
Cost of product and service revenue	261,479	166,173	483,775	260,847
Amortization of developed technology	3,640	3,640	7,279	7,279
Total cost of revenue	265,119	169,813	491,054	268,126
Gross profit	97,124	85,953	173,552	141,043
Operating expenses				
General and administrative	44,954	36,971	88,899	74,755
Change in fair value of contingent consideration	150	503	-	(232)
Depreciation and amortization	5,644	8,877	10,993	18,504
Total operating expenses	50,748	46,351	99,892	93,027
Income from operations	46,376	39,602	73,660	48,016
Interest income	3,800	4,782	7,119	8,462
Interest expense	(8,768)	(8,614)	(16,803)	(17,554)
Foreign currency gain (loss), net	1,343	(468)	2,032	(967)
Gain on extinguishment of debts, net	14,207	-	14,207	-
Other expense, net	(79)	(1,794)	(56)	(980)
Total other income (expense), net	10,503	(6,094)	6,499	(11,039)
Income before income tax expense	56,879	33,508	80,159	36,977
Income tax expense	13,617	7,810	20,151	9,114
Net income	43,262	25,698	60,008	27,863
Preferred dividends and accretion	14,788	13,749	29,231	27,251
Net income to common shareholders	$ 28,474	$ 11,949	$ 30,777	$ 612
Income per common share				
Basic	$ 0.19	$ 0.08	$ 0.20	$ -
Diluted	$ 0.19	$ 0.08	$ 0.20	$ -
Weighted average number of common shares outstanding				
Basic	152,584	151,797	152,331	151,574
Diluted	153,068	152,207	152,958	152,170

2Q25 EARNINGS PRESENTATION

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18

19 Condensed Consolidated Statement of Cash Flows Array Technologies, Inc. Six Months Ended June 30, (in thousands) (Unaudited) 2025 2024 Operating activities Net income $ 60,008 $ 27,863 Adjustments to reconcile net income to cash provided by operating activities: Provision for bad debts 1,910 1,696 Deferred tax benefit (246) (3,501) Depreciation and amortization 12,188 19,456 Amortization of developed technology 7,279 7,279 Amortization of debt discount and issuance costs 3,457 3,101 Gain on extinguishment of debts, net (14,207) - Equity-based compensation 6,696 4,836 Change in fair value of contingent consideration - (232) Warranty provision 5,336 (61) Inventory reserve 2,682 1,227 Loss on disposal of fixed assets 10 - Changes in working capital, net (54,331) (10,205) Net cash provided by operating activities 30,782 51,459 Investing activities Purchase of property, plant and equipment (8,983) (4,527) Retirement/disposal of property, plant and equipment - 39 Net cash used in investing activities (8,983) (4,488) Financing activities Proceeds from issuance of other debt 57,064 12,684 Proceeds from issuance of convertible notes 345,000 - Premium paid on capped call (35,087) - Fees paid on issuance of convertible notes (10,434) - Repayments of other debt (54,754) (12,671) Repayments of term loan facility (233,875) (2,150) Repayments of convertible notes (78,363) - Contingent consideration payments (1,204) (1,427) Other financing (1,123) (580) Net cash used in financing activities (12,776) (4,144) Effect of exchange rate changes on cash and cash equivalent balances 5,606 (9,587) Net change in cash and cash equivalents and restricted cash 14,629 33,240 Cash and cash equivalents, and restricted cash beginning of period 364,141 249,080 Cash and cash equivalents and restricted cash, end of period $ 378,770 $ 282,320 2Q 25 E AR N IN GS P RE SE N TA TI ON

20 Condensed Consolidated Balance Sheets Array Technologies, Inc. As of, (in thousands, except per share and share amounts) (Unaudited) June 30, 2025 December 31, 2024 Assets Current Assets Cash and cash equivalents $ 377,271 $ 362,992 Restricted cash 1,499 1,149 Accounts receivable, net of allowance of $6,821 and $4,848, respectively 367,175 275,838 Inventories, net 177,966 200,818 Prepaid expenses and other 114,543 157,927 Total current assets 1,038,454 998,724 Property, plant and equipment, net 35,081 26,222 Goodwill 172,608 160,189 Other intangible assets, net 174,346 181,409 Deferred income tax assets 25,166 17,754 Other assets 96,503 41,701 Total assets $ 1,542,158 $ 1,425,999 Liabilities, Redeemable Perpetual Preferred Stock and Stockholders' Equity Current Liabilities Accounts payable $ 161,248 $ 172,368 Accrued expenses and other 101,578 91,183 Income tax payable 4,982 5,227 Deferred revenue 151,758 119,775 Current portion of contingent consideration 2,563 1,193 Current portion of warranty liability 2,369 2,063 Current portion of debt 36,257 30,714 Other current liabilities 7,580 15,291 Total current liabilities 468,335 437,814 Deferred income tax liabilities 22,775 21,398 Other long-term liabilities 17,262 18,684 Contingent consideration, net of current portion 5,294 7,868 Warranty liability, net of current portion 5,606 4,830 Long-term debt, net of current portion 657,591 646,570 Total liabilities 1,176,863 1,137,164 Commitments and contingencies - - Series A Redeemable Perpetual Preferred Stock of $0.001 par value; 500,000 authorized; 475,517 and 460,920 shares issued as of June 30, 2025 and December 31, 2024, respectively; liquidation preference of $493.1 million at both dates 436,162 406,931 Stockholders' equity Preferred stock of $0.001 par value - 4,500,000 shares authorized; none issued at respective dates - - Common stock of $0.001 par value - 1,000,000,000 shares authorized; 152,660,615 and 151,951,652 shares issued at respective dates 151 151 Additional paid-in capital 248,285 297,780 Accumulated deficit (310,616) (370,624) Accumulated other comprehensive loss (8,687) (45,403) Total stockholders' equity (70,867) (118,096) Total liabilities, redeemable perpetual preferred stock and stockholders' equity $ 1,542,158 $ 1,425,999 2Q 25 E AR N IN GS P RE SE N TA TI ON

21 ADJUSTED GROSS PROFIT RECONCILIATION Array Technologies, Inc. Three Months Ended (in thousands, except percentages) (Unaudited) June 30, 2025 March 31, 2025 June 30, 2024 Revenue $ 362,243 $ 302,363 $ 255,766 Cost of revenue 265,119 225,935 169,813 Gross profit 97,124 76,428 85,953 Gross margin 26.8% 25.3% 33.6% Amortization of developed technology 3,640 3,639 3,640 Adjusted gross profit 100,764 80,067 89,593 Adjusted gross margin 27.8% 26.5% 35.0% 2Q 25 E AR N IN GS P RE SE N TA TI ON

22 ADJUSTED G&A RECONCILIATION Array Technologies, Inc. Three Months Ended (in thousands) (Unaudited) June 30, 2025 March 31, 2025 June 30, 2024 General and administrative expense $ 44,954 $ 43,945 $ 36,971 Equity based compensation (3,898) (2,798) (808) Certain legal expenses(a) (149) (1,083) (1,533) Acquistion-related expenses(b) (3,087) - - Adjusted general and administrative expense $ 37,820 $ 40,064 $ 34,630 (a)Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business. (b)For the three months ended June 30, 2025, acquisition-related expenses. 2Q 25 E AR N IN GS P RE SE N TA TI ON

ADJUSTED EBITDA RECONCILIATION

Array Technologies, Inc.	Three Months Ended					
(in thousands) (Unaudited)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net income (loss)	$ 43,262	$ 16,746	$ (126,903)	$ (141,354)	$ 25,698	$ 2,165
Preferred dividends and accretion	14,788	14,443	14,338	14,080	13,749	13,502
Net income (loss) to common shareholders	$ 28,474	$ 2,303	$ (141,241)	$ (155,434)	$ 11,949	$ (11,337)
Other income, net	(3,721)	(3,342)	(4,746)	(3,541)	(2,988)	(4,494)
Gain on extinguishment of debts, net	(14,207)	-	-	-	-	-
Foreign currency (gain) loss, net	(1,343)	(689)	3,442	106	468	499
Preferred dividends and accretion	14,788	14,443	14,338	14,080	13,749	13,502
Interest expense	8,768	8,035	9,007	8,264	8,614	8,940
Income tax expense (benefit)	13,617	6,534	(23,146)	3,850	7,810	1,304
Depreciation expense	1,178	1,043	1,140	1,232	1,155	883
Amortization of intangibles	5,078	4,889	8,142	8,274	8,141	9,254
Amortization of developed technology	3,640	3,639	3,640	3,639	3,640	3,639
Equity-based compensation	3,898	2,798	3,498	2,023	808	4,020
Change in fair value of contingent consideration	150	(150)	396	(39)	503	(735)
Long-lived assets impairment	-	-	91,904	-	-	-
Goodwill impairment	-	-	74,000	162,000	-	-
Certain legal expenses[(a)]	149	1,083	2,240	2,270	1,533	730
Acquistion-related expenses[(b)]	3,087	-	-	-	-	-
Other costs[(c)]	-	-	2,586	-	-	42
Adjusted EBITDA	$ 63,556	$ 40,586	$ 45,200	$ 46,724	$ 55,382	$ 26,247

[(a)] Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

[(b)] For the three months ended June 30, 2025, Acquisition-related expenses.

[(c)] Other costs represent costs related to Capped-Call treatment evaluation and costs related to the settlement of a regional tax dispute for a period prior to the acquisition of STI. .

2Q25 EARNINGS PRESENTATION

ARRAY
23

ADJUSTED NET INCOME RECONCILIATION

Array Technologies, Inc.	Three Months Ended		
(in thousands, except per share amounts) (Unaudited)	June 30, 2025	March 31, 2025	June 30, 2024
Net Income	$ 43,262	$ 16,746	$ 25,698
Preferred dividends and accretion	14,788	14,443	13,749
Net income to common shareholders	$ 28,474	$ 2,303	$ 11,949
Amortization of intangibles	5,078	4,889	8,141
Amortization of developed technology	3,640	3,639	3,640
Amortization of debt discount and issuance costs	2,064	1,394	1,549
Gain on extinguishment of debts, net	(14,207)	-	-
Series A Preferred Stock accretion	7,393	7,241	6,805
Equity based compensation	3,898	2,798	808
Change in fair value of contingent consideration	150	(150)	503
Certain legal expenses [a]	149	1,083	1,533
Acquisition-related expenses[b]	3,087	-	-
Income tax expense of adjustments [c]	(975)	(3,474)	(4,285)
Adjusted net income	$ 38,751	$ 19,723	$ 30,643
Income per common share			
Basic	$ 0.19	$ 0.02	$ 0.08
Diluted	$ 0.19	$ 0.02	$ 0.08
Weighted average number of common shares outstanding			
Basic	152,584	152,076	151,797
Diluted	153,068	152,783	152,207
Adjusted net income per common share			
Basic	$ 0.25	$ 0.13	$ 0.20
Diluted	$ 0.25	$ 0.13	$ 0.20
Weighted average number of common shares outstanding			
Basic	152,584	152,076	151,797
Diluted	153,068	152,783	152,207

[a] Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

[b] For the three months ended June 30, 2025, Acquisition-related expeneses.

[c] Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

2Q25 EARNINGS PRESENTATION

ARRAY 24

25 FREE CASH FLOW RECONCILIATION Array Technologies, Inc. Three Months Ended (in thousands) (Unaudited) June 30, 2025 March 31, 2025 June 30, 2024 Net cash provided by operating activities $ 43,841 $ (13,059) $ 3,957 Purchase of property, plant and equipment (6,631) (2,352) (2,131) Free cash flow $ 37,210 $ (15,411) $ 1,826 2Q 25 E AR N IN GS P RE SE N TA TI ON